United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K/A (Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy
Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 1) (this “Amendment”) amends the Current Report on Form 8-K filed by Cadre Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 3, 2025 (the “Original Report”). This Amendment is being filed solely to (i) update the disclosure under Item 1.01 of the Original Report to reflect the entry into Amendment No. 1 to the Purchase Agreement (as defined below), and (ii) file such amendment as an exhibit under Item 9.01 of this Amendment. Except as expressly set forth herein, this Amendment does not amend, update, or restate any other information in the Original Report.

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2026, the Company, Safariland, LLC (the “Buyer”), and RG Beck AZ, Inc. (the “Seller”) entered into Amendment No. 1 (the “SPA Amendment”) to the Securities Purchase Agreement, dated as of October 28, 2025 (as amended by the SPA Amendment, the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. The SPA Amendment primarily modifies the Cash Consideration and Equity Consideration components of the Purchase Price. Except as described herein, the other material terms of the Purchase Agreement remain unchanged. The transactions contemplated by the Purchase Agreement were consummated on January 30, 2026.

As amended, the Purchase Agreement provides for Buyer’s acquisition of the Purchased Companies for an aggregate purchase price of $145,000,000, consisting of (i) $120,000,000 in cash, subject to customary working capital adjustments in accordance with the terms of the Purchase Agreement, and (ii) $25,000,000 of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as calculated pursuant to the Purchase Agreement, comprised of (a) $24,000,000 in the form of unregistered shares of the Company’s Common Stock to be issued to Seller and (b) $1,000,000 in the form of restricted stock unit awards to be granted to certain employees of the Company Group following the Closing pursuant to the Company’s 2021 Stock Incentive Plan.

Within 60 calendar days following the Closing Date, the Company has agreed to file a registration statement on Form S-3 with the SEC to register for public resale by the Seller or its Affiliates the unregistered shares of Common Stock issued as Equity Consideration pursuant to the Purchase Agreement.

In addition, immediately following the Closing, Buyer or one of its designees will consummate the acquisition of certain real property located in Peoria, Arizona and used in the operation of the business of the Company Group, owned by an Affiliate of Seller, pursuant to a definitive purchase and sale agreement for an aggregate cash purchase price of $30,000,000.

The SPA Amendment also requires Seller to hold and remit post-Closing receipts received under specified non-transferred contracts to Buyer, modifies certain working capital adjustments that were described in the Purchase Agreement and updates Disclosure Schedule Sections 2.4 and 2.5 with Exhibits A and B attached to the SPA Amendment.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to the Original Report, and the SPA Amendment, which is filed as Exhibit 2.2 to this Amendment, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit	Description

2.1	Securities Purchase Agreement, by and among Cadre Holdings, Inc., Safariland, LLC and RG Beck AZ, Inc, dated as of October 28, 2025 (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 3, 2025).

2.2	Amendment No. 1 to Securities Purchase Agreement, by and among Cadre Holdings, Inc., Safariland, LLC, and RG Beck AZ, Inc., dated as of January 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2026

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name:	Blaine Browers
Title:	Chief Financial Officer